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Exhibit 8.4

[LETTERHEAD OF FOX MANDAL]

March    , 2007

Flagstone Reinsurance Holdings Limited
Crawford House
23 Church Street
Hamilton HM 11, Bermuda

Ladies and Gentlemen:

        We are delivering this opinion in connection with the Registration Statement on Form S-1 (File No. 333-138182), the "Registration Statement") filed by Flagstone Reinsurance Holdings Limited (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offering by the Company of 13,000,000 of the Company's Common Shares, $0.01 par value per share (the "Common Shares"), and up to 1,950,000 Common Shares solely to cover over-allotment options.

        We have reviewed the Registration Statement and have considered such aspects of Indian law as we have deemed relevant for purposes of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies and shall not take any responsibility for the incorrectness of the same.

        Based upon and subject to the foregoing and to the conditions and limitations contained in the discussion in the Registration Statement, we hereby confirm that the legal statements contained in the Registration Statement under the heading "Material Tax Considerations—Taxation of the Company and Subsidiaries—India," insofar as such statements purport to summarize the income tax laws of India referred to therein, constitute our opinion. Our opinion must be interpreted in the light of assumptions, exceptions, limitations and qualifications as contained herein below:

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  The opinion as above is to be construed strictly with reference to the matters expressly stated herein.

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  The opinion is based on the application of the law(s) in India to the circumstances as are valid and subsisting on the date of this opinion and changes to the current position of the Company as a result of changes in law(s) cannot be ruled out.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the headings "Material Tax Considerations" and "Legal Matters" in the prospectus included in the Registration Statement.

for Fox Mandal & Associates
Purnima Kamble Partner

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  Exhibit 8.4